UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2011

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA	02116
(Address of principal executive offices)	(Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 20, 2011, Atlantic Power Corporation (“Atlantic Power”), Capital Power Income L.P. (“CPILP”), CPI Income Services Ltd., the general partner of CPILP (the “GP”), and CPI Investments Inc., a unitholder of CPILP that is owned by EPCOR Utilities Inc. and Capital Power Corporation, entered into an arrangement agreement (the “Arrangement Agreement”) pursuant to which Atlantic Power will acquire, directly and indirectly, all of the issued and outstanding partnership units of CPILP (the “Transaction”). In connection with the Transaction, CPILP will sell its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power Corporation, for approximately CAD$121 million. Additionally, in connection with the Transaction, the management agreement between Capital Power Corporation and CPILP will be terminated (or assigned to Atlantic Power) in consideration of a payment of CAD$10 million. Atlantic Power will assume the management of CPILP and enter into a transitional services agreement with Capital Power Corporation that will facilitate the integration of CPILP into Atlantic Power.

Under the terms of the Plan of Arrangement, CPILP unitholders will be permitted to exchange each of their limited partnership units for, at their election, CDN$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections will be subject to proration if total cash elections exceed approximately CDN$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.4 million Atlantic Power common shares.

The Transaction will be effected by way of a court-approved statutory plan of arrangement pursuant to the Canada Business Corporations Act (the “Plan of Arrangement”).

The issuance of Atlantic Power shares to CPILP under the terms of the Plan of Arrangement requires the approval of a majority of Atlantic Power shareholders at a special meeting of Atlantic Power shareholders.  The Plan of Arrangement will require the approval of (i) at least two-thirds of the votes cast by all unitholders of CPILP, and (ii) a majority of the votes cast by CPILP’s unitholders excluding CPI Income Services Ltd., CPI Investments Inc. and their respective associates and affiliates, at a special meeting of CPILP unitholders.

The Arrangement Agreement contains customary representations, warranties and covenants. Among these covenants, Atlantic Power, CPILP and the Corporation have each agreed not to solicit alternative transactions, except that CPILP may do so, pursuant to a limited exception contained in the Arrangement Agreement, in respect of an alternative transaction that constitutes, or would reasonably be expected to lead to, a superior proposal.  In addition, CPILP or Atlantic Power may be required to pay a CAD$35 million break-up fee if the Arrangement Agreement is terminated in certain circumstances.

Following the completion of the Transaction, Atlantic Power intends to maintain its listings on the New York Stock Exchange and Toronto Stock Exchange under the symbols AT and ATP, respectively, and the preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the Toronto Stock Exchange.

The completion of the Transaction is subject to the receipt of all necessary regulatory approvals in Canada and the United States and certain other closing conditions. The Transaction is expected to be completed by the fourth quarter of 2011.

A copy of the Arrangement Agreement is attached hereto as Exhibit 2.1. The summary of the Arrangement Agreement set out herein does not purport to be complete and is qualified in its entirety by to the full text of the Arrangement Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

The agreement included as an exhibit to this report contains representations and warranties by each of the parties to the agreement. These representations and warranties were made solely for the benefit of the other parties to the agreement and (i) were not intended to be treated as categorical statement of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement.

(d)                                 Exhibits

Exhibit
Number	Description
2.1	Arrangement Agreement, dated as of June 20, 2011, among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and Atlantic Power Corporation.

Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed transaction between Atlantic Power and CPILP, such as accretion, the ability to pay dividends, enhanced cash flow, growth potential, liquidity and access to capital, market profile and financial strength; the position of the combined company; and the expected timing of the completion of the Transaction.

Forward-looking statements can generally be identified by the use of words such as “should”, “intend, , “may”, “expect”, “believe”, “anticipate”, “estimate”, “continue”, “plan”, “project”, “will”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power and CPILP believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

•                  the failure to receive, on a timely basis or otherwise, the required approvals by Atlantic Power shareholders, CPILP unitholders and government or regulatory agencies (including the terms of such approvals);

•                  the risk that a condition to closing of the Transaction may not be satisfied;

•                  the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected;

•                  the possibility that costs or difficulties related to the integration of Atlantic Power and CPILP operations will be greater than expected;

•                  the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners;

•                  the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect;

and other risk factors relating to the power industry, as detailed from time to time in Atlantic Power’s filings with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), and CPILP’s filings with the CSA. There can be no assurance that the proposed transaction will in fact be consummated. Neither Atlantic Power nor CPILP undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information

In connection with the proposed transaction, Atlantic Power plans to file with a registration statement on Form S-4 with the SEC that will include a joint proxy statement/management circular of Atlantic Power and CPILP that will also constitute a prospectus of Atlantic Power. Atlantic Power and CPILP will mail the joint proxy statement/prospectus to their respective stock and unit holders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT MATERIALS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Atlantic Power and CPILP, free of charge, at the website maintained by the SEC at www.sec.gov, at the website maintained by the CSA at www.sedar.com or at Atlantic Power’s website at www.atlanticpower.com or by writing to Atlantic Power at the following: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, or telephoning Atlantic Power at (617) 977-2400.

The respective directors and executive officers of Atlantic Power and CPILP, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Power’s directors and executive officers is available in its definitive proxy statement filed with the SEC on May 2, 2011, and information regarding CPILP’s directors and executive officers is available in its Annual Information Form filed on March 11, 2011 at www.sedar.com. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and CSA when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 24, 2011	By:	/S/ Barry E. Welch
Name: Barry E. Welch
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Arrangement Agreement, dated as of June 20, 2011, among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and Atlantic Power Corporation.